Exhibit 99.1

For Immediate ReleaseContact: AF1 Public Relations

August 11th, 2020  702-908-0018

www.growcapitalinc.com

Grow Capital, Inc Acquires Second FinTech Company: Public Employee Retirement Assistance

Public Employee Retirement Assistance utilizes technology to pair public employees with retirement specialists

Henderson, NV  — Grow Capital, Inc (OTCPK:GRWCD) (GRWCD) today announced that it has executed a stock exchange agreement to acquire Public Employee Retirement Assistance, LLC (PERA).

GRWCD will acquire 100 percent of the ownership interests of PERA, a third-party marketing organization that facilitates meetings between state-licensed representatives and public employees who have individual retirement related questions.

PERA currently works with employees of school districts, colleges, universities, and other public institutions nationwide. Every state licensed representative is appointed with one or more of the institution’s approved vendors.

PERA is headquartered in Nevada and has been the driving force behind connecting retirement professionals and public employees who want help during school and government building closures.

PERA has over 5,000 trusted advisors in its network to help public employees and has successfully set near half a million appointments for it’s clients since its inception.

“This is the second fintech acquisition for GRWCD as we work our long-term plan,” said CEO Terry Kennedy. “PERA has literally kept the public employee sector of financial and retirement planning alive during COVID 19 as everyone is working from home and only taking online meetings. PERA’s use of technology has been helping employees achieve their goals of getting retirement ready and kept agents in business. They have proven invaluable to the financial services industry and fit perfectly into our fintech group.”

PERA serves major insurance and financial service companies and will expand its client base through this new ownership.

This acquisition comes just after GRWCD announced it’s reverse stock split with intent of growing to NASDAQ. The reverse split resulted in GRWC being found under the symbol GRWCD for 11 more business days.

Exhibit 99.1

Grow Capital, Inc. will tender shares of its common stock for PERA, equal to the number of “exchange shares” divided by the amount of outstanding PERA ownership interests, where the number of “exchange shares” is equal to $10,000,000 divided by the 10-day volume weighted average price per share calculated immediately before the company’s reverse stock split effective July 30, 2020.  The PERA owners may earn a cumulative total of up to $5,000,000 of shares of the company’s common stock for each of year one, two, and three following the closing, subject to conditions set forth in the Exchange Agreement with PERA and the members of PERA.

PERA is the only service that provides vetted appointments - not leads - to agents. PERA began as a way to put safety of public employees and students first - minimizing campus “walk-ons” by using an electronic scheduling program to ensure only licensed representatives with scheduled appointments visited your campus.

Now in our virtual world, PERA offers fully electronic appointments through their live interactive meeting platform. Their virtual meetings allow employees to receive the expert, honest and reliable financial advice they deserve on their own time.

 “PERA’s approach to the market is reflected in their significant growth over the last year.  They have established a network of advisors who understand public employee’s professional lives and how to make their income last a lifetime,” said chairman of GRWC James Olson. “Partner that expertise with the technology to reach potential clients and deliver actual set appointments to providers and PERA is invaluable in our current telework and social distanced climate. I’m honored to welcome PERA and excited about our future together.”

 Learn more about PERA and their appointment-setting or financial planning services please visit: https://publicemployeeretirementassistance.com.

About Grow Capital, Inc: Grow Capital, Inc is a publicly traded company listed under the symbol GRWC (and GRWCD for 11 more business days).  Formally Grow Condos, we have announced new leadership, rebranded, relocated our headquarters and have expanded into acquiring and developing the best professional technology and financial services companies.

To be added to the distribution list please email info@growcapitalinc.com with “GRWC” in the subject line.

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Forward Looking Statements Disclaimer: This release may contain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Grow Capital, Inc’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such forward -looking statements include the words “believes”, “expects”, “vision,” ”seek”, “grow”, “plan” and “goals”, and other expressions of a forward-looking nature. More information about the potential factors that could affect the business and financial results is and will be included in Grow Capital, Inc’s filings with the OTC Markets, Securities and Exchange Commission and/or posted on the company's website.